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                                                                Exhibit 10.11(a)


                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement (the "Agreement") is made effective as of the 1st day of April, 1999 (the "Effective Date"), between Anthony "Skeeter" Lasuzzo (the "Consultant") and Indian Oil Company, an Oklahoma corporation (the "Company").

     In consideration of the mutual agreements set forth below and other good and valuable consideration, the mutuality, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Engagement.  As of the Effective Date, the Company shall engage the
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Consultant, and the Consultant shall accept the engagement of the Company, upon the terms and conditions set forth in this Agreement. During the term of this Agreement, the Consultant will perform such duties for the Company as described herein in accordance with the highest professional standards. The Consultant shall perform such duties as required herein for a minimum of twenty (20) full business days per month.

     2.   Term.  The term of this Agreement shall begin as of the Effective Date
          ----
and shall continue until terminated as provided for in Section 7 below.

     3.   Duties.
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          3.1   Background.  The Company has entered in an Agreement and Plan of
                ----------
Merger (the "Merger Agreement") with Coral Reserves, Inc., Coral Reserves Energy Corp., and Coral Reserves Group, Ltd. (collectively, the "Coral Group") pursuant to which the Company and several affiliated limited partnerships of the Coral Group will merge or otherwise reorganize (the "Reorganization") into a newly-formed entity ("Coral Public"), whose common stock will be registered with the Securities and Exchange Commission (the "Public Stock"), so that, upon consummation of the Reorganization, the Company and such limited partnerships will cease to exist and the partners of such limited partnerships and the shareholders of the Company will receive Public Stock. The number of shares of Public Stock to be received by the Company's shareholders will be determined based on engineering reports (the "Reserve Report"), as adjusted as required by the Merger Agreement, prepared by independent third party engineers setting forth:

          (i) The proven oil and gas reserves attributable to the oil and gas properties of the Company;

          (ii) the aggregate present value, determined on the basis of stated pricing assumptions, of the future net income with respect to such oil and gas properties, discounted as a stated per annum discount rate of proven reserves; and
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          (iii) projections of the annual rate of production, gross income and net income with respect to such proven reserves.

          3.2   Duties.  The Consultant is hereby retained and appointed to
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counsel, provide services, and assist the Company with preparing and assembling the documents necessary for the Reserve Report to be delivered, with the primary goal being to legitimately demonstrate as high a value as possible for Company's reserves. The Consultant will assist the independent third party engineers in all respects regarding the Reserve Report. In addition, the Consultant will identify potential wells for the Company to sell, make recommendations regarding participation elections, and perform such other tasks as may be necessary to perform the duties required by this Section 3.2.

     4.   Extent of Services.  This Agreement shall not prohibit the Consultant
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from engaging in activities other than those required hereunder, whether for family, recreation, investment, or charity, so long as those activities do not interfere with the ability of the Consultant to fully carry out his duties, covenants, and other obligations hereunder and so long as they are not inconsistent with the interests of the Company or with this Agreement.

     5.   Compensation.  The Consultant shall be entitled to receive $75,000
          ------------
cash (the "Fee") for his services to be performed hereunder; provided, however, that the Fee may be reduced as provided in Section 8.3 if, for example, this Agreement is terminated under Section 7.2 or 7.3. The Fee shall be paid on the earlier to occur of (i) March 1, 2000, and (ii) the occurrence of an earlier termination of this Agreement that requires payment of the Fee. The Consultant may also be entitled to the additional bonus described in Sections 8.6 and 8.7.

     6.   Duty of Loyalty.  The Consultant recognizes that he owes a duty of
          ---------------
loyalty and good faith to the Company and agrees that, during the term of this Agreement, he will not in any way, directly or indirectly, by himself or through any one or more other persons or entities, take advantage of any corporate opportunity of the Company, engage in any act of self-dealing, sell or willfully disclose any confidential or proprietary information or trade secrets of the Company, or have any economic interest in any entity or arrangement which is in any way competitive with the interests of the Company, without first disclosing all facts and details relating thereto to the Board of Directors of the Company in writing and obtaining the prior written approval of the Board of Directors. Nothing in this Agreement is intended to prevent the Consultant from providing services to the Coral Group prior to the delivery of the Reserve Report to the Company so long as the Consultant devotes substantially all of his time and attention to providing services to the Company as required hereunder. After the delivery of the Reserve Report to the Company and prior to the

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termination of this Agreement, the Consultant shall be entitled to assist the
Coral Group with matters related to the Reorganization, so long as the work of the Consultant is not inconsistent with the Company's interests.

     7.   Termination.  This Agreement and the Consultant's engagement shall
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terminate as provided for below:

          7.1   By the Consultant After September 1, 2000 or Automatically Upon
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Liquidation.
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                (a) By the Consultant.  At any time after September 1, 2000, the
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          Consultant may terminate this Agreement and the Consultant's engagement without cause and for any reason upon ten (10) days prior written notice to the Company.

                (b) Upon Liquidation. This Agreement and the Consultant's
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          engagement shall be automatically terminated upon termination of the
          Merger Agreement and commencement of liquidation of the Company as contemplated by Section 1.15 of the Merger Agreement.

          7.2   By the Company For Cause.  The Company may terminate this
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Agreement and the Consultant's engagement for cause, as follows:

                (a) The Consultant breaches this Agreement (including but not limited to the failure to provide the consulting services contemplated by this Agreement in accordance with the highest professional standards, regardless of whether such failure results in any allegation of liability against the Company or otherwise);

                (b) the Consultant is convicted of a felony or any crime involving moral turpitude or the Consultant takes or fails to take any action that, if he were prosecuted and convicted, would constitute a felony involving dishonesty, fraud, theft, embezzlement or the like; or

                (c) the Consultant takes any actions that result or are intended to result in damage to the Company (including damaged reputation) or in wrongful personal enrichment of the Consultant at the expense of the Company.

          7.3   By the Consultant Prior to September 1, 2000.  The Consultant
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may terminate this Agreement and his engagement at any time prior to September
1, 2000, without cause and for any reason, upon thirty (30) days prior written notice to the Company.

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          7.4   Upon the Death of the Consultant.
                --------------------------------

                (a) Death Prior to Delivery of the Reserve Report. This
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          Agreement and the Consultant's engagement shall be terminated effective immediately upon the death of the Consultant if such death occurs prior to the delivery of the Reserve Report to the Company.

                (b) Death After Delivery of the Reserve Report. If the
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          Consultant dies after the delivery of the Reserve Report to the
          Company, then the Consultant's engagement and this Agreement shall terminate except for the purposes described in Section 8.5.

          7.5   Upon the Disability of the Consultant.
                -------------------------------------

                (a) Disability Prior to Delivery of the Reserve Report. If,
                    --------------------------------------------------
          prior to the delivery of the Reserve Report to the Company, the Consultant is unable to perform the services required of the Consultant pursuant to this Agreement for a period of more than ten
          (10) consecutive business days or of more than twenty (20) aggregate business days during any consecutive two (2) months by reason of any physical or mental illness or drug or alcohol addiction, then the Company shall have the right to terminate this Agreement and the Consultant's engagement by giving written notice to the Consultant. Any such written notice shall set forth the effective date of termination, which shall be not less than ten (10) days from the date of notice.

                (b) Disability After Delivery of the Reserve Report.  If, after
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          the delivery of the Reserve Report to the Company, the Consultant
          incurs a disability as described in Section 7.5(a), then the Consultant's engagement and this Agreement shall terminate except for the purposes described in Section 8.5.

          7.6   Upon the Occurrence of the Reorganization.  This Agreement and
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the Consultant's engagement shall be terminated effective immediately upon the closing of the Reorganization, as defined in Section 3.1.

          7.7   Upon the Occurrence of Other Transactions.  If (i) the
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Reorganization has not occurred; (ii) a liquidation of the Company has not occurred; (iii) this Agreement has not otherwise terminated; and (iv) prior to March 1, 2001, the Company consummates another transaction pursuant to which (a) the shareholders sell substantially all their stock or (b) the Company consolidates or merges with any other corporation or other entity or entities in a transaction that results in the voting securities of the Company outstanding immediately prior to such consolidation

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or merger representing less than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such consolidation or merger or (c) in a single transaction or a series of related transactions the Company sells or otherwise transfers all or substantially all of its assets, then this Agreement and the Consultant's engagement shall terminate upon consummation of such other transaction.

          7.8   After March 1, 2001. This Agreement and the Consultant's
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engagement shall be automatically terminated on March 2, 2001 without any action by any of the parties hereto.

     8.   Rights Upon Termination.  Upon termination of this Agreement and the
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Consultant's engagement, all rights and obligations of the Company and the
Consultant (including any personal or legal representative or successor in interest to the Consultant if deceased or under a legal disability), such as any payments required to be made to the Consultant hereunder, shall terminate and cease, except as provided below:

          8.1   Termination Under Section 7.1(a).  If this Agreement and the
                --------------------------------
Consultant's engagement are terminated under Section 7.1(a), then the Consultant's sole compensation for his services hereunder shall be the Fee, if not already paid.

          8.2   Termination Under Section 7.1(b).  If this Agreement and the
                --------------------------------
Consultant's engagement are terminated under Section 7.1(b), then the Consultant shall be entitled to receive the Fee, if not already paid, plus an additional lump-sum bonus amount of $75,000 cash. All amounts required to be paid under this Section 8.2 shall be paid within ten (10) days after completion of the Company's liquidation.

          8.3   Termination Under Sections 7.2, 7.3 or 7.8.  If this Agreement
                ------------------------------------------
and the Consultant's engagement are terminated under Sections 7.2, 7.3 or 7.8, then the Consultant shall be entitled to only that portion of the Fee, as defined in Section 5, in cash that is equal to $6,000 multiplied by the number of full (or fractional months) that the Consultant performed services for the Company after the Effective Date and prior to the termination of this Agreement. For example, if the Consultant terminates this Agreement under Section 7.3 effective as of December 15, 1999, then the Consultant would be entitled to receive an amount in cash equal to the product of (i) $6,000 multiplied by (ii)
8.5. The amount required to be paid under this Section 8.3 shall be paid within thirty (30) days of termination. In no event shall payment to the Consultant upon termination of this Agreement under Sections 7.2, 7.3 or 7.8 exceed the Fee, as defined in Section 5.

          8.4   Termination Under Sections 7.4(a) or 7.5(a). If this Agreement
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and the Consultant's engagement are terminated under

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Sections 7.4(a) or 7.5(a), then the Consultant's personal or legal representative or successor in interest shall be entitled to receive the Fee, if not already paid, within twenty (20) days of termination.

          8.5   Termination Under Sections 7.4(b) or 7.5(b).  If this Agreement
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and the Consultant's engagement are terminated under Section 7.4(b) or 7.5(b), then the Consultant's personal or legal representative or successor in interest shall be entitled to receive, the Fee, if not already paid, within twenty (20) days of termination, plus, upon consummation of a transaction described in
Section 7.6 or 7.7, an additional lump-sum bonus amount of $75,000 cash, to be paid in accordance with the applicable Section 7.6 or 7.7; provided, however, that if one of the transactions described in Sections 7.6 or 7.7 does not occur on or before March 1, 2001, then this Agreement shall terminate in all respects on March 2, 2001, and the Consultant's personal or legal representative or successor in interest shall be entitled to no compensation other than the Fee, if not already paid.

          8.6   Termination under Section 7.6.  If this Agreement and the
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Consultant's engagement are terminated under Section 7.6, then the Consultant shall be entitled to receive the Fee, if not already paid, plus an additional lump-sum bonus amount of $75,000 cash. All amounts required to be paid under this Section 8.6 shall be paid immediately prior to the Closing of the Reorganization.

          8.7   Termination Under Section 7.7.  If this Agreement and the
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Consultant's engagement are terminated under Section 7.7, then the Consultant shall be entitled to receive, in addition to the Fee, if not already paid, an additional lump-sum bonus amount of $75,000 cash. Any amounts payable to the Consultant pursuant to this Section 8.7 shall be paid within two (2) business days after receipt by the Company's shareholders of the consideration for which they are entitled as a result of the consummation of the transaction described in Section 7.7 and shall be paid in cash, stock or other property in the same proportion as the Company's shareholders received upon the closing of such transaction.

     9.   Survival of Covenants.  The covenants of the Consultant under Section
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6 shall be continuing covenants which shall survive the termination of this
Agreement and the Consultant's engagement.

     10.  Breach and Remedies.
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          10.1  In the event either party breaches any provision of this
Agreement, then the aggrieved party shall have all of the rights and remedies provided for in this Agreement or as otherwise available at law or in equity, without limitation.

          10.2 In any action brought by a party to enforce this Agreement against the other party, the prevailing party shall be

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entitled to collect from the other party the prevailing party's reasonable attorneys' fees, court costs, and other expenses reasonably incurred in connection with such action.

     11.  Indemnification.  The Consultant shall indemnify and hold harmless the
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Company against any losses or expenses of any kind whatsoever (including without limitation penalties, interest and reasonable attorneys' fees) resulting from
(i) the assertion by any public or private party that the Consultant is not an independent contractor or (ii) the gross negligence of the Consultant.

     12.  Miscellaneous.
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          12.1  Expenses.  Each of the parties shall pay his or its own
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respective attorneys' fees and other expenses incidental to the negotiation, preparation and consummation of this Agreement.

          12.2  No Guarantee of Engagement.  Except as expressly provided in
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this Agreement, the Company has no obligation, either express or implied, to engage or continue the engagement of the Consultant.

          12.3  Notices.  All notices required or permitted under this Agreement
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must be in writing and shall be sufficient if delivered personally or mailed by certified or registered mail, return receipt requested, to the other party at the addresses set forth below:

          Company:       Indian Oil Company
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                         ATTN: Richard R. Dunning
                         9400 N. Broadway Extension
                         Suite 800
                         Oklahoma City, Oklahoma 73114

          Consultant:    Anthony "Skeeter" Lasuzzo
          ----------
                         9400 N. Broadway Extension
                         Suite 800
                         Oklahoma City, Oklahoma 73114

Any notice given by personal delivery shall be deemed made on the first business day following actual delivery or, if mailed, on the third business day following date of postmark. Either party may change the notice person and address set forth above by giving proper notice thereof to the other party.

          12.4  Independent Contractor.  The Consultant shall act as an
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independent contractor, not as an employee, of the Company. Neither federal, nor state, nor any other payroll tax of any kind shall be withheld or paid by the Company on behalf of the Consultant. The Consultant understands that he is responsible to pay his income tax in accordance with federal and applicable state law(s) and that he may be liable for Social Security ("FICA") and

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Federal Unemployment ("FUTA") taxes to be paid in accordance with all applicable laws.

          12.5  Construction.  This Agreement shall be construed, enforced, and
                ------------
governed in accordance with the laws of the State of Oklahoma. In the event any litigation of any kind should be instituted in connection with this Agreement, the parties agree that the appropriate forum shall be the District Court of Oklahoma County, Oklahoma, if in state court and, if in federal court, then in the federal district court situated in Oklahoma City, Oklahoma.

          12.6  Representations, Warranties and Covenants of the Consultant.
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The Consultant hereby represents, warrants and covenants with the Company as follows:

                (a) He will not represent to the public or to any third party that he has the authority to bind the Company to any contract, obligation or agreement not expressly authorized in advance by the Company's Board of Directors or one of the Company's executive officers;

                (b) he will not hold himself out to the public or to any third party as an employee of the Company; and

                (c) the Company's counsel has prepared this Agreement on behalf of and in the course of its representation of the Company, that the Consultant has been advised to seek the advice of independent counsel, and that the Consultant has had the opportunity to seek the advice of independent counsel.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.


CONSULTANT:                         ______________________________
                                    Anthony "Skeeter" Lasuzzo
COMPANY:
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                                    INDIAN OIL COMPANY,
                                    an Oklahoma corporation


                              BY:   ______________________________
                                    Name: ________________________
                                    Title: _______________________

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